KIRKPATRICK & LOCKHART LLP
                        1800 MASSACHUSETTS AVENUE, N.W.
                                   2ND FLOOR
                              WASHINGTON, DC 20036


                                 APRIL 30, 1999

Legg Mason Income Trust, Inc.
100 Light Street
Baltimore, Maryland 21202

Dear Sir or Madam:

         We hereby consent to the incorporation by reference of our opinions dated June 16, 1987, October 31, 1988 and December 30, 1993 regarding certain matters in connection with the issuance of shares by Legg Mason Investment Grade Income Portfolio and Legg Mason U.S. Government Intermediate-Term Portfolio, Legg Mason U.S. Government Money Market Portfolio, and Legg Mason High Yield Portfolio, respectively, each a separate series of shares of Legg Mason Income Trust, Inc. ("Company") in Post-Effective Amendment No. 30 to the Company's Registration Statement, to be filed with Securities and Exchange Commission on April 30, 1999. We also consent to the reference to our firm under the caption "The Corporation's Legal Counsel" in the Statement of Additional Information.

                                             Sincerely,


                                             KIRKPATRICK & LOCKHART LLP

                                             By:/s/ Arthur C. Delibert
                                                ----------------------
                                                    Arthur C. Delibert